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                                   EXHIBIT 32

                               CCFNB BANCORP, INC.

                          CEO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Amended quarterly Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-Q/A for the quarter-ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lance O. Diehl, Chief Executive Officer of the Company, and I,Virginia D. Kocher, the Principal Financial Officer of the company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.



Date:  December 27, 2004


                                                     /s/ Lance O. Diehl
                                                     ---------------------------
                                                     Lance O. Diehl
                                                     Chief Executive Officer




Date: December 27, 2004


                                                     /s/ Virginia D. Kocher
                                                     ---------------------------
                                                     Virginia D. Kocher
                                                     Principal Financial Officer


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